UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2011
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)
212-578-2211
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
EX-99.1

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 17, 2011, in connection with reorganizing the business of MetLife, Inc. (the “Company”) from a U.S. and International business structure into three broad geographic regions, the Board of Directors of the Company (the “Board”) elected William J. Wheeler (until this election, the Chief Financial Officer of the Company) President of the Americas division, Michel Khalaf President of the Europe, Middle East and Africa (“EMEA”) division, and Eric Steigerwalt interim Chief Financial Officer, each effective November 21, 2011.
Mr. Wheeler, age 50, was Executive Vice President and Chief Financial Officer of the Company and Metropolitan Life Insurance Company (“MLIC”) from December 2003 until November 21, 2011, prior to which he was a Senior Vice President of MLIC from 1997 to December 2003. Previously, he was a Senior Vice President of Donaldson, Lufkin & Jenrette for more than five years. Mr. Wheeler is a director of MetLife Bank, National Association.
Mr. Khalaf, age 47, joined MetLife as a result of the Company’s acquisition of American Life Insurance Company (“Alico”) from American International Group (“AIG”) in November 2010. Mr. Khalaf served as Executive Vice President of MLIC from January 1, 2011 until November 21, 2011, and was Regional President, Middle East, Africa and South Asia of Alico from January 1, 2009 until November 21, 2011. Prior to MetLife’s acquisition of Alico, Mr. Khalaf had been deputy president and chief operating officer of Philamlife, the operating company of AIG in the Philippines, from August 2006 to October 2008. Mr. Khalaf has also held a number of leadership roles with Alico in various markets around the world, including Poland, Egypt, Italy, France, and the Caribbean.
Mr. Steigerwalt, age 50, has served as Executive Vice President of MLIC since January 1, 2010, prior to which he served as Senior Vice President of MLIC from June 2000 to December 2009 and Vice President of MLIC from September 1998 to June 2000. Mr. Steigerwalt also served as Senior Vice President of the Company from June 2000 through July 2009, and served as Treasurer of the Company and MLIC from May 2007 to July 2009.
William J. Toppeta ceased to be President, International of the Company effective November 21, 2011. Mr. Toppeta accepted the position of Vice Chairman, EMEA/Asia of the Company, a non-executive officer position, and announced his plans to retire. William J. Mullaney ceased to be President, U.S. Business of the Company on November 21, 2011.
Item 7.01     Regulation FD Disclosure.
On November 21, 2011, the Company issued a press release announcing that it is reorganizing its business from a U.S. and International business structure into three broad geographic regions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.
Item 9.01     Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits

99.1	Press release of MetLife, Inc. dated November 21, 2011 announcing that it is reorganizing its business from a U.S. and International business structure into three broad geographic regions. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase

Name:	Christine M. DeBiase
Title:	Vice President and Secretary
Date: November 23, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release of MetLife, Inc. dated November 21, 2011 announcing that it is reorganizing its business from a U.S. and International business structure into three broad geographic regions. The press release is furnished and not filed pursuant to instruction B.2 of Form 8-K.